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                                                                EXHIBIT 10.18(c)

                    AMENDMENT #2 TO THE EMPLOYMENT AGREEMENT
                                    BETWEEN
                          INTROGEN THERAPEUTICS, INC.
                                      AND
                                 DAVID G. NANCE

         Introgen Therapeutics, Inc. ("Company") and David G. Nance ("Employee") hereby agree to the following amendments to the Employment Agreement ("Employment Agreement") dated August 1, 1996, between Company and Employee, which Employment Agreement was previously amended by Amendment #1 effective as of August 1, 1998:

         Paragraph 2, providing the term of the Agreement ("Term") is amended as follows:

         The date "July 31, 1999," set forth in the first sentence of Paragraph 2, is changed to "July 31, 2003." The remainder of Paragraph 2 shall remain in full force and effect.

         Paragraph 3 is deleted and replaced with the following new paragraph 3:

         "3. COMPENSATION. Employee shall receive an aggregate base salary at the rate of $275,000 per annum until July 31, 2000. Employee's base salary will be raised by 10% effective August 1, 2000, by an additional 10% effective August 1, 20001, and by an additional 10% effective August 1, 2002. Employee will be granted options to purchase 50,000 shares of the Corporation's common stock pursuant to the Company's 2000 Stock Plan on August 1, 2000, August 1, 2001, and August 1, 2002 (for a total of 150,000 shares). Such options will be exercisable at a price determined by the Plan Administrator, but no greater than the fair market value of the underlying shares on the date of each grant, and will vest in full when granted. Installments of base salary shall be paid not less often than bi-weekly. Employee may be paid bonuses (in stock, cash or other consideration) from time-to-time as determined by the Board of Directors or the Compensation Committee."

         This Amendment #2 is conditioned upon and shall become effective upon closing for an Initial Public Offering of the Company's securities.

         Except as amended herein, the Employment Agreement shall continue in full force and effect.

         Signed this 15th day of February, 2000.

                                      COMPANY:

                                      INTROGEN THERAPEUTICS, INC.


                                      By: /s/ JAMES W. ALBRECHT, JR.
                                          --------------------------------------
                                          James W. Albrecht, Jr., Vice President
                                          and Chief Financial Officer


                                      EMPLOYEE:

                                      /s/ DAVID G. NANCE
                                      ------------------------------------------
                                      David G. Nance